CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the incorporation by reference of our report dated February 27, 2013 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Credit Strategies Income Fund filed with the Securities and Exchange Commission in this initial filing to the Registration Statement under the Securities Act of 1933.

/s/ Ernst & Young LLP

Chicago, Illinois

May 15, 2013